UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 28, 2017

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01.                Other Events.

On April 28, 2017, Tangoe, Inc. (the “Company”), sent by e-mail to members of its management the FAQ filed as Exhibit 99.1 hereto, which is incorporated herein by reference, regarding the transaction contemplated by the previously announced Agreement and Plan of Merger, dated as of April 27, 2017, by and among the Company, Asentinel, LLC (the “Parent”) and TAMS Inc. (the “Purchaser”).

Item 9.01.                Financial Statements and Exhibits

(d)         Exhibits

See Exhibit Index attached hereto.

Important Additional Information Will Be Filed with the SEC

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company.

At the time the tender offer is commenced, the Purchaser will file with the SEC and mail to the Company’s stockholders a Tender Offer Statement and the Company will file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement in connection with the transaction.  These will contain important information about Marlin Equity Partners, the Parent, the Purchaser, the Company, the transaction and other related matters.  Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by the Purchaser and the Company through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of these documents from the Purchaser or the Company by contacting:  Okapi Partners LLC, Attn: Pat McHugh, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, or by telephone toll free at (877) 305-0857 or collect at (212) 297-0720; or Tangoe, Inc., Attn: Corporate Secretary, 35 Executive Boulevard, Orange, Connecticut 06477, or by telephone at (203) 859-9300.

The Company plans to file with the SEC and, under certain circumstances, mail to its stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about Marlin Equity Partners, the Parent, the Purchaser, the Company, the transaction and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Purchaser and the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting its Corporate Secretary.

Marlin Equity Partners, the Parent, the Purchaser and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  As of April 25, 2017, the Company’s directors and executive officers beneficially owned approximately 960,078 shares, or 2.4%, of the Company’s common stock.  In addition, the Company’s directors and executive officers are also parties to agreements with the Company pursuant to which they will be entitled to receive payments upon the consummation of the transaction contemplated by the merger agreement.  As of April 25, 2017, Marlin Equity Partners beneficially owned approximately 4,094,599 shares, or approximately 10.4%, of the Company’s common stock.  A more complete description of the interests of the Company’s directors and executive officers and any other participants in the solicitation will be available in the Proxy Statement.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the proposed transaction between the Parent, the Purchaser and the Company the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Marlin Equity Partners, the Parent, and the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction.  Except as otherwise required by law, the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.
Date: April 28, 2017
	By:	/s/ Thomas P. Flynn
Thomas P. Flynn
Chief Administrative Officer, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Tangoe, Inc. FAQ, distributed on April 28, 2017